UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01Other Events.

On January 6, 2021, Clearside Biomedical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional purchasers (the “Purchasers”), pursuant to which the Company offered to the Purchasers, in a registered direct offering, an aggregate of 4,209,050 shares (the “Shares”) of common stock, par value $0.001 per share. The Shares will be sold at a purchase price of $2.851 per share, priced at-the-market under Nasdaq rules based on the five-day average closing price of the common stock, for aggregate gross proceeds to the Company of approximately $12 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on May 8, 2020, and was declared effective on May 22, 2020 (File No. 333-238128).  The Company believes the net proceeds from the sale of the Shares, together with its current cash and cash equivalents and short-term investments, will be sufficient to fund its operating expenses and capital expenditure requirements into 2022.

Roth Capital Partners, LLC acted as the sole placement agent for the Company (the “Placement Agent”) in connection with the offering. Pursuant to a Placement Agency Agreement between the Company and the Placement Agent, dated January 6, 2021 (the “Placement Agency Agreement”), the Placement Agent will be entitled to a cash fee of 6% of the gross proceeds paid to the Company for the securities and reimbursement of certain out-of-pocket expenses.

The foregoing summaries of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this report.

A copy of the legal opinion and consent of Cooley LLP relating to the legality of the issuance and sale of the Shares in the offering is filed as Exhibit 5.1 to this report.

On January 6, 2021, the Company issued a press release announcing the pricing of the offering described above, a copy of which is filed as Exhibit 99.3 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Form of Securities Purchase Agreement

99.2	Placement Agency Agreement

99.3	Press Release

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements include, without limitation, statements related to the Company’s ability to fund its operating expenses and capital expenditure requirements into 2022. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2020, and in subsequent filings the Company makes with the SEC from time to time. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2021	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer